Exhibit 8.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

November 20, 2012

DCT INDUSTRIAL TRUST INC.

518 Seventeenth Street, Suite 800

Denver, Colorado 80202

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 4,630,413 shares of common stock, par value $0.01 per share (the “Common Stock”), of DCT Industrial Trust, Inc., a Delaware corporation (the “Company”). The Registration Statement provides that the Common Stock is being offered in connection with the Company’s dividend reinvestment and stock purchase plan. This opinion relates to the Company’s qualification for federal income tax purposes as a real estate investment trust (a “REIT”) within the meaning of sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the accuracy of the statements set forth under the heading “Federal Income Tax Considerations” contained in the Registration Statement.

In rendering the following opinions, we have examined the Third Articles of Amendment and Restatement of the Company, the Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), the First, Second, and Third Amendments to the Amended and Restated Limited Partnership Agreement of the Operating Partnership, the Registration Statement, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have relied upon representations and covenants of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations and covenants contained in a letter dated as of November 20, 2012 (the “Officer’s Certificate”)), principally relating to the Company’s formation, organization, ownership and operations and other matters affecting the Company’s ability to qualify as a REIT. We assume that each such representation and covenant has been, is and will be true, correct and complete, that the Company and any subsidiaries have been and will be organized, owned and operated in accordance with the Officer’s Certificate, and that all representations and covenants that speak to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. To the extent that the Officer’s Certificate speaks to the intended or future organization, ownership or operations of the Company and its subsidiaries, we assume that the Company and its subsidiaries will in fact be organized, owned and operated in

DCT Industrial Trust Inc.

November 20, 2012

accordance with such stated intent. We assume that the Company and the Operating Partnership will be operated in accordance with applicable non-tax laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the accuracy of all factual representations, warranties and other statements made by all parties. We have further assumed that during its taxable year ending December 31, 2003 and subsequent taxable years, the Company and its subsidiaries have operated and will operate in such a manner that has made and will make the factual representations and covenants contained in the Officer’s Certificate true, correct and complete for all such years. For purposes of our opinions, we have made no independent investigation or verification of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, or the Registration Statement.

The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, in each case as currently exist (except to the extent different and relevant for a prior taxable year or other period, in which case the opinions relating to that taxable year or other period shall be based on the foregoing authorities as in effect during such taxable year or other period) and all of which are subject to change, and the opinions below are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations and covenants set forth in the Officer’s Certificate, we are of the opinion that:

(1) Commencing with the Company’s taxable year ended December 31, 2003 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its method of operation has enabled and will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code.

DCT Industrial Trust Inc.

November 20, 2012

(2) The statements in the Registration Statement under the heading “Federal Income Tax Considerations” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects, as of the date hereof.

The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. We will not verify compliance with all of those requirements, and it is possible that the Company’s actual results may not in fact satisfy such requirements.

The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the matters addressed herein to be materially and adversely different from that described above. This opinion letter may be relied on solely by you in connection with the filing, and may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitations our subsequent discovery of any facts that are inconsistent with the Officer’s Certificate).

This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

DCT Industrial Trust Inc.

November 20, 2012

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP